Exhibit 10.26
PLATFORM LEVEL PROGRAM:
FORM DOCUMENTATION

Annex A	Form Vintage Share Award Grant Agreement
Exhibit A-1	[Carried Interest Recipient Guarantees]
Exhibit A-2	Accredited Investor Eligibility Representations
Annex B	Form Investment-Specific Award Letter
Exhibit B-1	Schedule of Funds
Exhibit B-2	[Carried Interest Recipient Guarantees]
Annex C	Excerpt of Certain Provisions from the Limited Partnership Agreement of a TPG Promote Vehicle

ANNEX A
Form Vintage Share Award Grant Agreement
This GRANT AGREEMENT (the “Agreement”) is effective, with respect to each grant of Vintage Shares set forth on the Partner signature page to this Agreement under the caption “Series” (each a “Series”), as of the date set forth on the Partner signature page to this Agreement with respect to such Vintage Shares under the caption “Grant Date” (for each Series, the “Grant Date”), and is between the limited partnership set forth on the Partner signature page to this Agreement with respect to such Vintage Shares under the caption “Partnership” (for each Series, the “Partnership”) and the undersigned (the “Partner”). If the undersigned includes an entity, “Partner” means both such undersigned entity and the undersigned related individual.
WHEREAS, the limited partnership agreement of each Partnership (each a “Partnership Agreement”) allows the applicable General Partner to grant Vintage Shares to Limited Partners;
WHEREAS, pursuant to the Partnership Agreements, each General Partner may admit additional Partners at any time;
WHEREAS, as a condition to the grant of any Vintage Share by the Partnership to the Partner, the Partner is required to execute the applicable Partnership Agreement as a Limited Partner thereof; and
WHEREAS, each Partnership desires to grant to the Partner, in accordance with the applicable Partnership Agreement, the Vintage Shares identified on the Partner’s signature page hereto, subject to the terms and conditions of the applicable Partnership Agreement.
NOW, THEREFORE in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:
Section 1.Definitions.
Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the applicable Partnership Agreement.
Section 2.Grant of Vintage Shares.
Contingent upon the Partner executing the applicable Partnership Agreement, effective as the applicable Grant Date, the Partnership grants to the Partner the Vintage Shares set forth on the Partner’s signature page hereto.
Section 3.Vesting.
All Vintage Shares granted pursuant to this Agreement shall vest in accordance with the terms and conditions of the applicable Partnership Agreement.

Section 4.Expiration; Effective Date.
The offer to grant Vintage Shares contained in this Agreement will expire at 5:00 p.m. (PST) on the applicable date set forth on the Partner signature page to this Agreement with respect to such Vintage Shares under the caption “Expiration Date” (the “Expiration Date”) unless executed by all parties hereto by such time. This Agreement does not become effective until all parties hereto execute and deliver this Agreement to the others, after which this Agreement is effective as of the Grant Date. Notwithstanding anything in this Agreement or otherwise to the contrary, the effectiveness of the other provisions under this Agreement will be delayed until all parties hereto execute and deliver this Agreement to the others.
Section 5.Representations and Warranties of the Partner.
The Partner hereby represents and warrants to the Partnership that (a) the Partner has read and understands the terms, provisions, representations and covenants of the applicable Partnership Agreement and Exhibit A-2 attached hereto, (b) such representations and warranties made by a Limited Partner are true and correct as of the date of this Agreement with respect to the Partner, (c) the Partner has taken all action necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Partner hereunder and no further approval or authorization is required and (d) this Agreement has been duly and validly executed and delivered by the Partner and, assuming due authorization, execution and delivery by the other parties hereto, constitutes valid and legally binding obligations of the Partner, enforceable against the Partner in accordance with the terms of this Agreement, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.
Section 6.Execution of Documentation.
The Partner hereby agrees to validly execute all proper documentation provided to the Partner by the applicable Partnership or otherwise in connection with this Agreement in a timely manner (as determined by the applicable General Partner).
Section 7.Partnership Agreement.
The Vintage Shares and their grant pursuant to Section 2 hereof shall be subject to the terms and conditions of the applicable Partnership Agreement. The Partner hereby acknowledges receipt of a copy of the applicable Partnership Agreement and agrees to be bound by the terms thereof.
Section 8.Guarantee; Power of Attorney.
(a)By executing and delivering this Agreement, the Partner is bound by the Guarantees set forth on Exhibit A-1 hereto. Each such Guarantee is incorporated into this Grant Agreement as if fully set forth herein by this reference.

(b)The Partner hereby constitutes and appoints the applicable General Partner, with full power of substitution, as its true and lawful agent and attorney-in-fact and empowers and authorizes such attorney, in the name, place and stead of the Partner, to sign and execute a guarantee in the form of the Guarantee attached hereto as Exhibit A-1 (with such changes as are necessary or advisable to comply with applicable legal or contractual requirements) in respect to the Partnership and any other TPG Fund (existing or future) to which the Partner may be entitled to Carried Interest proceeds by virtue of the Partner’s direct or indirect interests in such TPG Fund. By executing and delivering this Agreement, the Partner hereby agrees that the Partner shall be bound by the terms and conditions of any Guarantee executed and delivered pursuant to this power of attorney.
Section 9.Integration.
This Agreement, together with any other documents referred to herein or delivered pursuant hereto (including, without limitation, the applicable Partnership Agreement), which form a part hereof, contain the entire understanding of the parties with respect to its subject matter and there are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth in such documents. This Agreement and the applicable Partnership Agreement supersede all prior agreements and understandings between the parties with respect to its subject matter.
Section 10.Counterparts.
This Agreement may be executed by the parties in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. A facsimile of a signature or a signature delivered in portable document (“.pdf”) format via email will be deemed to be, and have the effect of, an original signature.
Section 11.Successors and Assigns.
(a)This Agreement is personal to the Partner and without the prior written consent of the General Partner shall not be assignable by the Partner.  This Agreement shall inure to the benefit of and shall be enforceable by the Partner and the Partner’s legal representatives.
(b)This Agreement shall inure to the benefit of and be binding upon the Partnership and its successors and assigns.
(c)Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective heirs, legal representatives, successors and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

Section 12.Governing Law.
This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions thereof governing conflict of laws.
Section 13.Amendment and Waiver.
The provisions of this Agreement may be amended and waived only with the prior written consent of the General Partner and the Partner and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof; provided however, that this Agreement may be amended from time to time as required to reflect any amendments to the applicable Partnership Agreement.
Section 14.Descriptive Headings.
The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
IN WITNESS WHEREOF, the applicable Partnership has caused this Agreement to be executed on its behalf by its duly authorized officer, and the Partner has executed this Agreement, effective as of the date first written above.

TPG GP ADVISORS, LLC

    By: _____________________________________
    Name:
    Title:

Partner signature page to the Grant Agreement

Individual: [•]

Partnership	Series	Number of Vintage Shares	Grant Date	Expiration Date
[VSP Partnership]	[Series Name]	[•]	[•]	[•]

If the Partner is an Entity*:

Name of Entity*:

_____________________________________

By: __________________________________
     Name: _____________________________
     Title: _____________________________
     Date: _____________________________

By signing this Agreement, the undersigned individual hereby represents, warrants and covenants to the Partnership that he or she will be subject to the obligations of the Partnership Agreement as if he or she were a direct Limited Partner of the Partnership.

Name of Individual*:

_____________________________________
Printed Name: _________________________
If the Partner is an Individual: _____________________________________ Printed Name: _________________________ Date: ________________________________
* If the Partner is an entity, this signature page must be signed by both the entity and the individual related to that entity.

EXHIBIT A-1
[Carried Interest Recipient Guarantees]

EXHIBIT A-2

Accredited Investor Eligibility Representations
The Partner hereby represents that it is an “accredited investor” (within the meaning of Rule 501(a) of Regulation D of the 1933 Act) or an entity in which all of the equity holders are “accredited investors” and has indicated the provision below under which it so qualifies.
Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories:
An entity, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;
A natural person whose individual net worth (or joint net worth with that person's spouse) exceeds $1,000,0001;
A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or
An entity in which all of the equity owners are accredited investors (as described above).

1 For purposes of calculating a natural person’s net worth: (a) the person's primary residence shall not be included as an asset; (b) indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability

ANNEX B

Form Investment-Specific Award Letter
Dear [•],

Reference is made to the limited partnership agreements (as amended, supplemented or otherwise modified, each an “LPA”) of the limited partnerships set forth under the caption “Carried Interest Vehicles” on Exhibit B-1 hereto (each a “Carried Interest Vehicle”). The limited partnerships set forth under the caption “Funds” on Exhibit B-1 hereto and each such limited partnership’s related parallel funds and alternative investment vehicles are collectively referred to herein as the “Funds”. Each capitalized term used but not defined herein will have the meaning assigned to such term in the relevant LPA.
This letter agreement memorializes your profits interest (each a “Profits Interest”) in respect of the Carried Interest Vehicle’s investments set forth under the column “Investment” on Exhibit B-1 hereto (the “Investments”). Your percentage interest in each Investment is set forth under the column “Ownership %” on Exhibit B-1 hereto. Such percentage interest represents an entitlement to a portion of the downstairs promote for the applicable Investment and is subject to the terms and conditions of the LPAs and the ones set forth below.
Each undersigned General Partner and you agree the following:
•Payments on the Profits Interest are conditioned on (and no payment will be made until) (1) receipt by the Carried Interest Vehicle of sufficient Carried Interest Proceeds or Distributable Funds (as applicable pursuant to each LPA) from all of their investments through the Funds and (2) the reallocation by the General Partner of sufficient Carried Interest Proceeds or Distributable Funds pursuant to Section 4.11(c) or 4.06(c) of the LPAs (as applicable pursuant to each LPA or any relevant, analogous provision), in each case to satisfy all profits interests (including the Profits Interest) that may be entitled to satisfaction with such Carried Interest Proceeds or Distributable Funds (as applicable pursuant to each LPA).
•The General Partner may modify the amount of (and distributions on) the Profits Interest down to zero to cover promote shortfalls or deficits resulting from the performance of other investments for which you have received Vintage Shares or Profits Participation Interests (all as determined by the General Partner in its sole discretion).  Any such modification may require you to return amounts previously distributed under the Profits Interest (but will not require you to return any amount in excess of such prior distributions).
•Your Profits Interest shall have the same vesting schedule as the Vintage Shares set forth under the column “VS Series” on Exhibit B-1 hereto and all other terms applicable to such Vintage Shares issued pursuant to the applicable LPA shall apply mutatis mutandis to the Profits Interest.
•Distributions that you receive with respect to the Profits Interest will be subject to the Guarantee and GP Clawback described in Sections 3.07 and Section 3.08 of each LPA (or any relevant analogous provisions).
•The Profits Interest is intended to represent a “profits interest” in the Carried Interest Vehicle within the meaning of IRS Revenue Procedure 93-27 (June 9, 1993), and IRS Revenue Procedure 2001-43 (August 3, 2001).

•By executing and delivering this letter agreement, you acknowledge you may also be required to make an incremental co-invest with respect to the Investments through the entity(ies) under the caption “Co-Invest Vehicles” on Exhibit B-1 hereto (the “Co-Invest Vehicle”). For your reference, “Required” is set forth adjacent to the Investments for which you will be required to make an incremental co-investment under the column “Co-Invest Requirement” on Exhibit B-1 hereto; “Not Required” indicates an incremental co-invest is not required for the applicable adjacent Investment.
•The General Partner may increase your percentage interest in the Investments in its sole discretion. The General Partner may also require you to increase your incremental co-invest as a condition of being allocated such additional interests. Any such increase of your percentage interest will remain subject to these terms and conditions unless otherwise agreed between you and the General Partner in writing.
•By executing and delivering this letter agreement, you agree to be bound by the Guarantee set forth on Exhibit B-2 hereto. Such Guarantee is incorporated into this letter agreement as if fully set forth herein by this reference.
•You hereby constitute and appoint the General Partner, with full power of substitution, as your true and lawful agent and attorney-in-fact and empower and authorize such attorney, in your name, place and stead, to sign and execute a guarantee in a similar form to the Guarantee attached hereto as Exhibit B-2 (with such changes as are necessary or advisable to comply with applicable legal or contractual requirements) for the Funds and any other TPG-sponsored fund, pooling vehicle or separate account (existing or future) to which you may be entitled to carried interest proceeds or any similar concept by virtue of your direct or indirect interests in such fund, vehicle or account. By executing and delivering this Agreement, you hereby agree that you shall be bound by the terms and conditions of any Guarantee executed and delivered pursuant to this power of attorney.
•If you ceased to provide Services to the Carried Interest Vehicle or its affiliates prior to the execution of this Agreement and entered into any separation agreement or other letter of understanding (any such agreement, the “Separation Agreement”) in connection with your ceasing to provide Services, such Separation Agreement shall control if there is a conflict between this Agreement and the Separation Agreement.
•Except as modified by the foregoing, the Profits Interest is subject to the terms of the LPAs (as determined in the sole discretion of the General Partner) and, in all events, your rights, obligations and entitlements with respect to the Carried Interest Vehicle and the Profits Interest are as set forth in the LPAs and this letter agreement. In connection with the receipt of the Profits Interest, if you are not already a Limited Partner of the Carried Interest Vehicle, you will be admitted as such in accordance with the relevant LPA (or any relevant analogous provision), and you shall be subject to the obligations of a Limited Partner as provided in the relevant LPA.
This letter agreement will be governed by and construed in accordance with the laws of New York without reference to its principles of conflicts of law. This letter agreement may be amended only by an instrument in writing signed by the parties hereto. A facsimile of a signature or a signature delivered in portable document format (“.pdf”) via email will be deemed to be, and have the effect of, an original signature.
If you have any questions, please contact [●].
GENERAL PARTNER OF THE CARRIED INTEREST VEHICLES

TPG GP ADVISORS, LLC By: Name: Title:

[Limited Partner Signature Page Follows]

Covenant
By its signature below, the undersigned hereby acknowledges and agrees (i) to the terms of this Agreement, (ii) if not already a limited partner of each Carried Interest Vehicle and Co-Invest Vehicle, to be admitted as a limited partner of each such vehicle effective as of the date of its execution of this Agreement (the “Effective Date”) and (iii) that effective as of the Effective Date, it shall (a) be bound by each and every term and provision of each applicable LPA as the same may be duly amended from time to time in accordance with the provisions thereof, (b) become and be a party to each such LPA and (c) confirm in all respects each representation, warranty and covenant set forth in each such LPA.
If an Entity*:

Name of Entity*:

_____________________________________

By:__________________________________
Name: ____________________________

Title: _____________________________

By signing this Agreement, the undersigned individual hereby represents, warrants and covenants to each Carried Interest Vehicle and each Co-Invest Vehicle that he or she will be subject to the obligations of the LPA as if he or she were a direct Limited Partner of each such Carried Interest Vehicle and Co-Invest Vehicle.

Name of Individual Partner*:

_____________________________________
Printed Name: _________________________

If an Individual:

_____________________________________
Printed Name: _________________________

* If the Partner is an entity, this signature page must be signed by both the entity and the employee related to that entity.
Limited Partner Signature Page

EXHIBIT B-1

Schedule of Funds

Individual: [•]

Fund	Investment	Ownership %	VS Series	Co-Invest Requirement
[•]	[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]	[•]
-	-	-	-	-
-	-	-	-	-
-	-	-	-	-
-	-	-	-	-
-	-	-	-	-

Carried Interest Vehicles:
[•]

Co-Invest Vehicles:
[•]

Limited Partner Signature Page

EXHIBIT B-2

[Carried Interest Recipient Guarantees]

ANNEX C

Excerpt of Certain Provisions from the
Limited Partnership Agreement of a TPG Promote Vehicle
Section 1.08.    Certain Definitions
. As used in this Agreement the following terms shall have the meanings specified as follows:
“1933 Act” shall mean the Securities Act of 1933, as amended.
“Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such Person; provided that no Portfolio Company or any Person in which any of the Businesses has invested shall be considered an Affiliate of the Partnership for purposes of this Agreement. For purposes of this Agreement, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. “Affiliated” shall have correlative meaning. For purposes of this definition, Affiliates of the Partnership shall include the Carried Interest Vehicles, the TPG Buyout Funds, any TPG Fund, TPG Partner Holdings, RemainCo, TPG Global, Tarrant Advisors, Inc. and any successors or entities Affiliated with the foregoing, as applicable.
“Allocation Percentage” shall mean, for any Limited Partner with respect to any Investment by any TPG Buyout Fund, the sum of:
(i)    if such Limited Partner holds any Profits Participation Interest in the Partnership with respect to such Investment, such Limited Partner’s Percentage Interest (as may be adjusted from time to time in accordance with the terms and conditions of this Agreement, including Section 4.03 hereof) with respect to such Investment; and
(ii)    if such Limited Partner holds Vintage Shares in a Series for which such Investment is an Eligible Investment, such Limited Partner’s Sharing Percentage with respect to such Series as to such Eligible Investment (as may be adjusted from time to time in accordance with the terms and conditions of this Agreement, including as a result of the issuance of Interests pursuant to Section 4.01 hereof, or pursuant to Section 4.03 hereof), multiplied by the percentage of such Investment allocated to such Series in accordance with Section 4.01(a) (it being understood that in the event an Investment is an Eligible Investment for more than one Series, the General Partner will allocate the Investment and the Carried Interest Proceeds relating thereto as between such Series in a manner that is reasonable in light of the circumstances as determined by the General Partner in its sole discretion).
If a Limited Partner does not have Vintage Shares for any Series for which such Investment is an Eligible Investment or a Percentage Interest with respect to an Investment, such Limited Partner’s Allocation Percentage for such Investment shall be zero percent (0%).
“Associated Person” shall mean, with respect to any Person, (i) such Person’s Immediate Family, (ii) any Estate Planning Entity or (iii) any similar entity established by, on behalf of or for the benefit of such Person.

“Business” shall mean the business of TPG, including the TPG Capital, Growth, Impact, Real Estate and Market Solutions platforms and any new business formed, acquired or held, directly or indirectly, by TPG.
“Capital Account” shall mean, with respect to each Partner, an account maintained in accordance with the provisions Section 3.02 hereof.
“Carried Interest Proceeds” shall mean, with respect to each Investment, the net cash proceeds or other property received by the Partnership (directly or indirectly) from the relevant TPG Buyout Fund as carried interest, promote or similar payments, including without limitation any advance received by the Partnership of any such carried interest, promote or similar payments.
“Carried Interest Vehicles” shall mean any vehicle pursuant to which carried interest, promote or similar payments in respect of any TPG Buyout Fund are distributed (directly or indirectly) to the limited partners of such vehicle (as determined by the General Partner in its sole discretion). For purposes of this Agreement, each of the general partner of such TPG Buyout Fund or its equivalent, the Partnership, TPG Capital Professionals, and TPG Global VSP, L.P. shall be considered a Carried Interest Vehicle.
“Cause” shall mean, as to any Person, (i) indictment (or other formal charge, including by way of information or a criminal complaint, or any similar procedure) of such Person for a felony (or a crime in a non-U.S. jurisdiction punishable by death or imprisonment in excess of one year) or other crime involving dishonesty or moral turpitude; or (ii) in the reasonable determination of the General Partner, (a) a breach by such Person of any term of this Agreement (other than Section 9.06(a)) or any of the terms of any Grant Agreement or Side Agreement to which such Person is a party; (b) the failure to perform the duties reasonably assigned to such Person in the course of such Person’s Services (other than as a result of death or Disability); (c) any misconduct, fraud, embezzlement, theft or misappropriation, whether or not in connection with such Person’s Services; or (d) gross negligence in connection with such Person’s Services. If, subsequent to the termination of Services of any Limited Partner other than for Cause, it is discovered that its Services could have been terminated for Cause, its Services shall, at the election of the General Partner, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.
“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time (including any successor law).
“Competitor” shall mean, with respect to a Limited Partner who, as of the date such Limited Partner’s Services are terminated, (i) is a TPG Partner Holdings Shareholder, any business that materially competes, while the Limited Partner is providing Services, with TPG Global, the Partnership, any TPG Buyout Fund, any TPG Fund, any Portfolio Company or any Affiliate of the foregoing, including any business that any of TPG Global, the Partnership, any TPG Buyout Fund, any TPG Fund, any Portfolio Company or any Affiliate of the foregoing are actively considering conducting at the date such Limited Partner’s Services are terminated, so long as the Limited Partner knows or reasonably should have known about such plans, in any geographical or market area where any of TPG Global, the Partnership, any TPG Buyout Fund, any TPG Fund, any Portfolio Company or any Affiliate of the foregoing provide, or are actively considering providing, products or services or (ii) is not a TPG Partner Holdings Shareholder (A) the entities set forth on Schedule A attached hereto (as may be amended from time to time by the General Partner) under the heading “Competitors” and such entities’ Affiliates and (B) any investment firm or similar entity that invests funds in the type of investments in which any Platform to which such Limited Partner provides or provided Services invests. Set forth under the heading “Examples” on Schedule A hereto are non-exhaustive examples to illustrate the types of entities that are “Competitors” of certain Platforms. Such examples may be amended from time to time by the General Partner in its sole discretion. The Platform to which any Limited Partner provides or provided Services and the type of investment in which each Platform invests shall be as reasonably determined by the General Partner. No Portfolio Company shall be a “Competitor” for purposes of this Agreement.
“Confidential Information” shall have the meaning set forth in Section 9.06(b) hereof.
“Constructive Departure” shall mean, with respect to any Limited Partner, (i) material and sustained dereliction of duties of such Limited Partner or (ii) other egregious conduct of such Limited Partner that would customarily result in termination of an employee, in each case as reasonably determined by the General Partner.
“Disability” shall mean a physical or mental condition that prevents the performance by any Person of his functions on behalf of one or more TPG Buyout Funds for a period of sixty (60) consecutive days or longer.
“Effective Date” shall have the meaning set forth in the recitals hereof.
“Eligible Investments” shall mean, (i) with respect to a Limited Partner’s Vintage Shares, Investments (a) allocated (in whole or in part, in accordance with Section 4.01(a) hereof) to the Series to which such Vintage Shares relate, and (b) meeting the applicable Series Criteria for such Series, and (ii) with respect to a Limited Partner’s Profits Participation Interests, an Investment with respect to which such Limited Partner is granted a Profits Participation Interest.
“Estate Planning Entity” shall mean, with respect to any Limited Partner or former Limited Partner, (i) any trust, the beneficiaries of which are primarily such Limited Partner or former Limited Partner or any member of such Limited Partner’s or former Limited Partner’s Immediate Family, or (ii) any corporation, partnership, limited liability company or other entity that is primarily owned and controlled, directly or indirectly, by such Limited Partner or former Limited Partner or any member of such Limited Partner’s or former Limited Partner’s Immediate Family or any of the Persons described in clause (i).
“Excess Distribution” shall have the meaning set forth in Section 3.08 hereof.
“Fair Market Value” shall mean the fair market value of an Interest as reasonably determined by the General Partner pursuant to this Agreement, taking into account (without duplication) the amounts which would be distributed to the relevant Partner pursuant to Section 6.04 in respect of such Interest if: (i) each TPG Buyout Fund sold all of the Investments as of the date of the applicable Termination Date, Insolvency Event or Option Date at a price for each Investment equal to the fair market value of such Investment determined by the General Partner in accordance with generally accepted accounting principles (“GAAP”) for the applicable TPG Buyout Fund’s most recent quarterly financial statements, as discounted to reflect factors that might reasonably affect the sale of any such Investment (including the lack of a market for such Investment, the impact on present value of the timing of any expected disposition and the cost, complexity and contingent risks associate with a disposition), (ii) each TPG Buyout Fund liquidated and distributed any liquidation proceeds (after satisfaction of all liabilities in accordance with their terms) to its partners in accordance with the terms of the applicable TPG Buyout Fund Agreement, (iii) each Carried Interest Vehicle through which the Partnership holds a direct or indirect interest liquidated and distributed any liquidation proceeds (after satisfaction of all liabilities in accordance with their terms) to its partners in accordance with the terms of the applicable limited partnership agreement or equivalent governing documents of such Carried Interest Vehicle, and (iv) the Partnership liquidated and distributed any liquidation proceeds and all other Partnership Assets (after satisfaction of all liabilities in accordance with their terms) to its Partners pursuant to Section 6.04 hereof. The Partners recognize and acknowledge that Fair Market Value of an Interest is not intended to include any amounts for the projected or potential future or option value or Black-Scholes value of, or any goodwill or other intangible value associated with, such Interest.
“Fund Memorandum” shall mean with respect to any TPG Buyout Fund, if applicable, the private placement memorandum (or equivalent) of such TPG Buyout Fund, including any supplement thereto delivered on or prior to the date of the relevant Limited Partner’s admission to the Partnership.
“General Partner” shall mean TPG GP Advisors, LLC, a Delaware limited liability company, and shall include any other Person admitted to the Partnership as a General Partner pursuant to the terms hereof.
“GP Clawback Obligation” shall mean, with respect to a TPG Buyout Fund, an obligation, if any, on the part of the Partnership pursuant to the applicable TPG Buyout Fund Agreement (or governing documents of a Carried Interest Vehicle through which carried interest, promote or similar payments in respect of such TPG Buyout Fund are distributed directly or indirectly) to make a payment to the applicable TPG Buyout Fund (either directly or indirectly through contribution to the general partner of such TPG Buyout Fund, Carried Interest Vehicle or similar entity) or its investors in respect of a clawback of carried interest, promote or similar payments.
“Grant Agreement” shall mean any agreement pursuant to which Vintage Shares or any Profits Participation Interests are granted to a Limited Partner from time to time in accordance with this Agreement, and on terms and conditions to be determined by the General Partner in its sole discretion.
“Grant Date” shall mean, with respect to any Vintage Shares, the date as of which the General Partner grants such Vintage Shares.
“Guarantee” shall have the meaning set forth in Section 3.07 hereof.
“Immediate Family” shall mean, with respect to any natural person, collectively, his or her parents, brothers, sisters, spouse, former spouse(s), civil union partner, former civil union partner(s), lineal descendants and any other heirs or successors (and the estates, guardians, custodians or other legal representatives of any of the foregoing).
“Insolvency Event” shall have the meaning set forth in Section 6.02(a) hereof.
“Interest” shall mean the entire interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all the terms and conditions of this Agreement.
“Investment” shall mean, (i) with respect to each TPG Buyout Fund or TPG Fund, the term Investment (or any analogous term) as defined in the applicable governing documents of the applicable TPG Buyout Fund or TPG Fund; provided that, any indirect Investment through the Partnership’s equity interests in Promote Unit Holdings shall not be an Investment in such TPG Buyout Fund or TPG Fund for purposes of this Agreement and, (ii) with respect to Promote Unit Holdings, the equity interests in Promote Unit Holdings.
“Investment Account” shall have the meaning set forth in Section 3.03 hereof.

“Investment Date” shall mean the date on which an Investment is consummated or substantially consummated, as reasonably determined by the General Partner. Unless otherwise determined by the General Partner, Investments that represent related follow-on investments to a prior Investment (as determined pursuant to the applicable TPG Buyout Fund Agreement) but which are consummated in subsequent years shall be deemed to have an Investment Date of the original Investment to which they relate.
“Investment Percentage” shall mean, with respect to a Limited Partner, the aggregate percentage of carried interest, promote or similar payments in respect of an Investment to which such Limited Partner is entitled pursuant to its direct or indirect interest or interests in the Carried Interest Vehicles (other than in respect of a Profits Participation Interest or similar interest), as such percentage may be adjusted from time to time to reflect the effect of (i) the issuance of Profits Participation Interests pursuant to Section 4.01(c) in respect of the applicable Investment that dilutes the Sharing Percentages of the Limited Partners in respect of such Investment on a pro rata basis, (ii) the issuance of additional Vintage Shares pursuant to Section 4.01(d), (iii) the issuance of similar interests to those described in clauses (i) and (ii) pursuant to the terms of the limited partnership agreement or equivalent governing documents of any Carried Interest Vehicle, or (iv) forfeitures, reallocations or redemptions of Profits Participation Interests or Vintage Shares, as applicable, of other Limited Partners pursuant to Section 4.03(a), Section 4.03(b), Section 4.03(c) and Section 4.04 of this Agreement (or forfeitures, reallocations or redemptions of similar interests pursuant to the terms of the limited partnership agreement or equivalent governing documents of any Carried Interest Vehicle). In no event shall a Limited Partner’s Investment Percentage be adjusted for purposes of this Agreement or for purposes of the limited partnership agreement or equivalent governing documents of any Carried Interest Vehicle to reflect adjustments made to such Limited Partner’s Profits Participation Interests or Vintage Shares, as applicable, pursuant to Section 4.03(a), Section 4.03(b), Section 4.03(c), Section 4.04 and Section 4.11(c) of this Agreement or any equivalent provisions under the limited partnership agreement or equivalent governing documents of any Carried Interest Vehicle.
“IRS” shall mean the U.S. Internal Revenue Service.
“Limited Partner” shall mean those Persons executing the signature pages hereto under the heading “Limited Partner” (for such time that they remain a limited partner of the Partnership) and any other Person admitted to the Partnership as a Limited Partner pursuant to the terms hereof. In the case of a Limited Partner that is an Associated Person of a natural person providing Services, (i) each reference to “Limited Partner” in this Agreement shall be deemed to be a reference to each of such natural person and such Associated Person and (ii) any obligation of such Limited Partner shall be deemed to also be the joint and several obligations of such natural person and such Associated Person.
“Majority Consent” shall mean approval of a proposal by a majority of affected Interests (each such Interest voting in accordance with its Sharing Percentage or percentage of Carried Interest Proceeds, as the case may be, as determined by the General Partner in its sole discretion) with all affected Interests (across all Series) voting together as a single class; provided that if the Interests relating to any Series are disproportionately affected in a material and adverse manner (relative to other Interests relating to other Series), “Majority Consent” shall also require the approval of such proposal by a majority of the Interests so disproportionately affected (each such Interest voting in accordance with its Sharing Percentage or percentage of Carried Interest Proceeds, as the case may be, as determined by the General Partner in its sole discretion).  The General Partner shall make all determinations (in its sole discretion) as to whether any Interest has been affected or disproportionately affected.

“Memorandum Addendum” shall mean any addendum to any of the Fund Memoranda, including any supplement thereto delivered on or prior to the date of the relevant Limited Partner’s admission to the Partnership.
“Non-Solicitation Period” shall mean, with respect to a Limited Partner, the period commencing on the date such Limited Partner’s Services are terminated and ending on the date that is eighteen (18) months following the date such Limited Partner’s Services are terminated.
“Partner” and “Partners” shall mean, as the context requires, each or all of the General Partner and the Limited Partners.
“Partnership” shall mean [ ], a Delaware limited partnership, and its successors.
“Partnership Assets” shall mean all assets (whether tangible or intangible and whether real, personal or mixed), at any time owned by the Partnership and shall not include the obligation of any Partner to contribute capital to the Partnership pursuant to Section 3.01 hereof.
“Partnership Audit Rules” means Chapter 63 of the Code, as amended by the Bipartisan Budget Act of 2015, and any subsequent amendment (and any Treasury regulations or other guidance that may be promulgated in the future relating thereto) and, in each case, any provisions of state, local, and non-U.S. law governing the preparation and filing of tax returns, interactions with taxing authorities, the conduct and resolution of examinations by tax authorities and payment of resulting tax liabilities.
“Percentage Interest” shall mean, with respect to a Limited Partner’s Profits Participation Interest in respect of an Eligible Investment, the percentage of Carried Interest Proceeds in respect of such Eligible Investment to which such Limited Partner is entitled pursuant to such Profits Participation Interest.
“Person” shall mean any individual, partnership, limited liability company, corporation, trust or other legal entity.
“Platform” shall mean each platform or business set forth on Schedule A attached hereto (as may be amended, supplemented or otherwise modified from time to time by the General Partner) under the heading “Platforms”.
“Portfolio Company” shall mean any Person in which any TPG Buyout Fund or TPG Fund has an Investment or holds an interest, whether direct or indirect.
“Principals” shall mean each of David Bonderman and James G. Coulter, and each such Principal’s successors and assigns.
“Profits” and “Losses” shall mean, for each fiscal year of the Partnership, or other specified period, an amount equal to the difference between the aggregate of: (i) gains and income of the Partnership for such year, or other period, from all sources whatsoever (including income that is exempt from federal income tax); and (ii) losses and expenses of the Partnership, including any expenditures described in Section 705(a)(2)(B) of the Code, incurred during such year or other period.
“Profits Participation Interest” shall have the meaning set forth in Section 4.01(c) hereof.
“Regulations” shall mean the temporary and permanent Treasury Regulations promulgated under the Code as such Regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).

“Relevant Asset Class” shall mean the specific investment strategies primarily pursued by the Platforms primarily involved in the facts giving rise to a dispute submitted to arbitration pursuant to this Agreement, as determined by the General Partner in its sole discretion.
“RemainCo” shall mean Tarrant RemainCo Partner Holdings, L.P., and its Subsidiaries, including Tarrant Remain Co I, L.P., Tarrant RemainCo II, L.P. and Tarrant RemainCo III, L.P. (each, a Delaware limited partnership).
“Restricted Period” shall mean, with respect to a Limited Partner, the period commencing on the date such Limited Partner’s Services are terminated and ending on the date that is the number of months following the date such Limited Partner’s Services are terminated (which may be zero (0)) determined by reference to the following table (based on whether such Limited Partner was a TPG Partner Holdings Shareholder, a TPG Specified Person or otherwise as of the date such Limited Partner’s Services are terminated and whether such Limited Partner was a Type 1 Leaver or a Type 2 Leaver):

	Type 1 Leaver	Type 2 Leaver
TPG Partner Holdings Shareholder	6 months	18 months
TPG Specified Person	0 months	6 months
Other	0 months	3 months

“Schedule K-1” shall mean the IRS Schedule K-1 (or any successor form).
“Series” shall have the meaning set forth in Section 4.01(a) hereof.
“Series Criteria” shall have the meaning set forth in Section 4.01(a) hereof.
“Services” shall mean the performance of services by an individual as an employee or other service provider to the Partnership or any of its Affiliates.
“Sharing Percentage” shall have the meaning set forth in Section 4.01(b) hereof.
“Side Agreement” shall have the meaning set forth in Section 9.08 hereof.
“Solicit for Employment” shall mean, with respect to any Person, to solicit, induce, persuade or entice (by written, oral or any other means) a second Person to (i) reduce, impair or terminate their employment, consulting or similar relationship with a third Person or (ii) enter into an employment, consulting or similar relationship with the first Person. “Solicitation for Employment” shall have a corresponding meaning.
“Terminated Partner” shall mean a Limited Partner whose Services have been terminated for any reason (including resignation, death, Disability or retirement, whether or not by the General Partner and whether voluntary or involuntary).
“Termination Date” shall mean (i) where the Services of a Limited Partner are terminated by virtue of notice given to such Limited Partner, the date specified in such notice; (ii) where the Services of a Limited Partner are terminated by virtue of the Limited Partner’s death, the date of death or certification of such death if the date of death is unknown; and (iii) in any other case, the earlier of the date upon which the Services are terminated or the date upon which a Limited

Partner or Terminated Partner engages in conduct constituting Cause, as determined by the General Partner in its sole discretion; provided, however, that in all cases the General Partner may, in its sole discretion, determine that a Termination Date has or has not occurred.
“TPG” shall mean prior to a public offering, TPG Holdings I, L.P., TPG Holdings II, L.P. or TPG Holdings III, L.P. (each, a Delaware limited partnership) and following a public offering, TPG Inc., a Delaware corporation and any such entities consolidated subsidiaries.
“TPG Buyout Funds” shall mean, collectively, those funds, pooling vehicles, parallel investment entities, alternative investment vehicles or separate accounts from which the Partnership receives Carried Interest Proceeds.
“TPG Buyout Fund Agreement” shall mean the limited partnership agreement (or equivalent governing document) with respect to a TPG Buyout Fund, as may be amended from time to time.
“TPG Capital Professionals” shall mean [ ], a Delaware limited partnership.
“TPG Fund” shall mean any investment fund, pooling vehicle or separate account (other than the TPG Buyout Funds), managed or established by TPG Global or any of its Affiliates (regardless of sector or geographic focus).
“TPG Global” shall mean TPG Global, LLC, a Delaware limited liability company.
“TPG Operating Group” shall mean, collectively, TPG Operating Group I, L.P., TPG Operating Group II, L.P. and TPG Operating Group III, L.P.
“TPG Partner” shall mean, as of any date of determination, any Limited Partner who, as of such date of determination, is a “partner” or equivalent title of TPG Global or any of its Affiliates.
“TPG Partner Holdings Shareholder” shall mean, as of any date of determination, any Limited Partner who, as of such date of determination, holds shares or any other interest (whether vested or unvested) in TPG Partner Holdings, L.P.
“TPG Senior Partner” shall mean any TPG Partner with five (5) or more years’ experience as a TPG Partner or such other Person as the General Partner, in its sole discretion, designates as a TPG Senior Partner.
“TPG Specified Person” shall mean, as of any date of determination, any Limited Partner who, as of such date of determination, is (i) a “principal” or equivalent or higher title of TPG Global or any of its Affiliates and (ii) not a TPG Partner Holdings Shareholder. Equivalent or higher titles to “principal” shall be those reasonably determined by the General Partner.
“Track Record” shall have the meaning set forth in Section 9.06(e) hereof.
“Type 1 Leaver” shall mean any Limited Partner whose Services were terminated by the General Partner or its Affiliates for any reason, other than for Cause or conduct constituting Cause, a breach of Section 9.06(a) or as a result of Constructive Departure.
“Type 2 Leaver” shall mean any Limited Partner whose Services were terminated by such Limited Partner for any reason (including resignation or retirement) or by the General Partner for Cause or conduct constituting Cause, a breach of Section 9.06(a) or as a result of Constructive

Departure. In addition, any Limited Partner whose Services are terminated that is not a Type 1 Leaver shall be deemed to be a Type 2 Leaver.
“Unvested Portion” shall mean, with respect to a Limited Partner’s Sharing Percentage in respect of a Series, the portion of such Sharing Percentage that, as of the relevant date, is comprised of such Limited Partner’s Unvested Shares.
“Unvested Shares” shall mean, for any Limited Partner, the Vintage Shares for the applicable Series allocated to a Limited Partner that, as of the relevant date, have not yet vested in accordance with the vesting schedule applicable thereto.
“Vested Portion” shall mean, with respect to a Limited Partner’s Sharing Percentage in respect of a Series, the portion of such Sharing Percentage that, as of the relevant date, is comprised of such Limited Partner’s Vested Shares.
“Vested Shares” shall mean, for any Limited Partner, the Vintage Shares for the applicable Series allocated to a Limited Partner that, as of the relevant date, have vested in accordance with the vesting schedule applicable thereto.
“Vesting Reference Date” shall mean, with respect to any Vintage Share, June 30th of the calendar year in which such Vintage Share grant was effective.
“Vintage Shares” shall have the meaning set forth in Section 4.01(a) hereof. Each Vintage Share is intended to represent a “profits interest” in the Partnership within the meaning of IRS Revenue Procedure 93-27 (June 9, 1993), and IRS Revenue Procedure 2001-43 (August 3, 2001).
“Work Product” shall have the meaning set forth in Section 9.06(e) hereof.
Section 3.08.    GP Clawback. In the event of a GP Clawback Obligation, the General Partner shall recalculate (using such method that, in its reasonable discretion, it deems equitable), the rights of the Limited Partners with respect to the Carried Interest Proceeds of the TPG Buyout Fund to which such GP Clawback Obligation relates as if no prior distribution had been made to the Limited Partners and appropriately reflecting the circumstances giving rise or relating to such GP Clawback Obligation and taking into account for this purpose, if necessary, any recalculation of investment accounts, including any Investment Accounts (whether maintained in respect of the Partnership or any Carried Interest Vehicle). Following such recalculation, if any Limited Partner has received distributions from the Partnership on account of Carried Interest Proceeds in respect of such TPG Buyout Fund in excess of the distributions to which such Limited Partner would have been entitled based on the aforementioned recalculation (each such excess distribution, an “Excess Distribution”), then each such Limited Partner shall be required to make a cash contribution to the Partnership on demand of the General Partner upon no less than twenty (20) business days’ notice in an amount equal to such Limited Partner’s Excess Distribution (or such lower amount as the General Partner shall determine in its sole discretion). The amount contributed to the Partnership by a Limited Partner pursuant to this Section 3.08 shall be contributed by the Partnership to the relevant TPG Buyout Fund or the general partner or equivalent thereof, and shall be treated as reversing prior distributions and allocations of Profits (to the extent possible) or as a capital contribution, as determined by the General Partner in its reasonable discretion.
Section 4.01.    Allocation of Carried Interest Proceeds.
(a)Series and Series Criteria; Vintage Shares. From time to time and subject to the provisions of this Article IV, the General Partner, in its sole discretion, may establish one or more series of Interests (each, a “Series”), which will be associated with a set of criteria (each such set, the “Series Criteria”), which may be whole fund, calendar year of investment, geographic region, industry class, investment platform, any other characteristic determined by the General Partner in its sole discretion or any combination of the foregoing. Interests in each Series will be evidenced by “Vintage Shares” for such Series, which shall represent a right to a portion of the Carried Interest Proceeds to which the Partnership is entitled to in respect of all Investments meeting the Series Criteria for such Series. The Series Criteria for each Series shall be set forth in the books and records of the Partnership. The General Partner may issue and grant to any Limited Partner any number of Vintage Shares for any such Series. Unless otherwise provided for herein or determined by the General Partner, in its sole discretion, each grant of Vintage Shares shall be pursuant to a Grant Agreement, and the number of Vintage Shares held by each Limited Partner for each Series shall be set forth in the books and records of the Partnership. Subject to the provisions of this Article IV, with respect to each Investment, the General Partner shall determine (in its sole discretion) (i) the Series Criteria such Investment meets (and therefore to which Series it relates) and (ii) if an Investment is determined to meet two or more Series Criteria, the allocation of the Carried Interest Proceeds relating to such Investment between the applicable Series.
(b)Sharing Percentages. Each Limited Partner’s “Sharing Percentage” for each Series at any time, shall equal the total number of Vintage Shares of such Series held by such Limited Partner at such time over the total number of Vintage Shares of such Series issued at such time. The Vintage Shares of a particular Series shall represent the right of the Limited Partner holding such Vintage Shares to a pro rata share (based on the Sharing Percentage of such Limited Partner for such Series, subject to this Section 4.01 and Section 4.03 hereof) of the Carried Interest Proceeds generated by the Eligible Investments in such Series, as determined by the General Partner in accordance with this Agreement. The number of Vintage Shares held by each Limited Partner and the Sharing Percentage in respect of each Series of each Limited Partner shall be set forth in the books and records of the Partnership, and shall be subject to adjustment in accordance with the terms of this Agreement (including Section 4.01(c), Section 4.03 and Section 4.11(c) hereof).
(c)Profits Participation Interests. The General Partner, in its sole discretion, may from time to time grant to one or more Persons a profits participation interest in certain of the profits of the Partnership, as determined by the General Partner in its sole discretion, generated by one or more particular Investments (each, a “Profits Participation Interest”). Except as otherwise determined by the General Partner, each grant of a Profits Participation Interest shall be pursuant to, and on terms and conditions set forth in, a Grant Agreement. The General Partner, in its sole discretion, may modify the terms and conditions of this Agreement and may adjust the Sharing Percentages, Percentage Interests, Capital Accounts and Investment Accounts of, and distributions to, the Partners as appropriate to give effect to the grant of Profits Participation Interests pursuant to this Section 4.01(c). Any Person granted a Profits Participation Interest pursuant to this Section 4.01(c) shall be admitted as a Limited Partner of the Partnership upon the grant of such Profits Participation Interest in accordance with Section 3.04 hereof and the execution of such documentation as determined by the General Partner, and shall have the right to receive, and the obligation to return, distributions pursuant to Article IV of this Agreement, but shall not have the right or obligation to vote on Partnership matters. Each grant of a Profits Participation Interest pursuant to the terms of this Agreement is intended to represent a “profits interest” in the Partnership within the meaning of IRS Revenue Procedure 93-27 (June 9, 1993) and IRS Revenue Procedure 2001-43 (August 3, 2001).
(d)Pro Rata Dilution. The General Partner shall have the right at any time and from time to time, in its sole discretion, to issue additional Vintage Shares of any Series and to allocate such additional Vintage Shares among one or more Limited Partners or one or more additional Limited Partners admitted to the Partnership in accordance with Section 3.04, and

(subject to the following sentence) such issuance of additional Vintage Shares shall dilute the outstanding Vintage Shares in respect of the applicable Series on a pro rata basis (for the avoidance of doubt, outstanding Vintage Shares shall only be diluted in relation to Investments which also relate to the additional Vintage Shares being issued). The General Partner shall make such adjustments to the applicable Sharing Percentages, Percentage Interests, Capital Accounts and Investment Accounts of each Limited Partner as it deems necessary to reflect any adjustment pursuant to the foregoing, and shall reflect such adjustments on the books and records of the Partnership.
(e)General. Except as expressly provided herein, the grant of a Vintage Share in respect of a particular Series or of a Profits Participation Interest shall not entitle the Limited Partner to any grant of Vintage Shares in any other Series, to a specific Sharing Percentage in respect of any other Series or to a Profits Participation Interest in any other Investment, and the grant of any Interest shall not entitle the Limited Partner to any other grant of an Interest.
(f)Promote Unit Holdings. Notwithstanding anything to the contrary herein, all amounts received by the Partnership in respect of its interest in Promote Unit Holdings shall be distributed among the Partners in the manner designated by TPG Operating Group at the time such amounts were distributed by the TPG Operating Group to Promote Unit Holdings (and, if not so designated, among the Partners in the manner determined by the General Partner).

Section 4.02.    Vesting Principles.
(a)Except as otherwise provided in the applicable Grant Agreement or any Side Agreement, each Limited Partner’s Vintage Shares in respect of a Series shall vest in accordance with the following schedule, subject to such Limited Partner continuing to provide Services through the applicable vesting date; provided that the General Partner shall have the right, in its sole discretion, to accelerate the vesting schedule applicable to any Vintage Shares:
(i)With respect to Principals, one hundred percent (100%) of such Principal’s Vintage Shares shall be fully vested upon the applicable Grant Date.
(ii)With respect to TPG Senior Partners (other than Principals), forty percent (40%) of such TPG Senior Partner’s Vintage Shares shall vest on the applicable Vesting Reference Date, with an additional fifteen percent (15%) vesting on each of the first, second, third and fourth anniversaries of the applicable Vesting Reference Date.
(iii)With respect to all other Limited Partners, twenty percent (20%) of such Limited Partner’s Vintage Shares shall vest on the applicable Vesting Reference Date, with an additional twenty percent (20%) vesting on each of the first, second, third, and fourth anniversaries of the applicable Vesting Reference Date.
(b)Profits Participation Interests held by any Limited Partner shall be subject to vesting as set forth in the applicable Grant Agreement; provided that the General Partner shall have the right, in its sole discretion, to accelerate the vesting schedule applicable to any Profits Participation Interest.
Section 4.03.    Adjustments to Percentages. (a) Except as otherwise provided in any Grant Agreement or any Side Agreement, the General Partner, in its sole discretion, may adjust (including for no consideration) the Sharing Percentage of any Limited Partner as it deems necessary (and may make adjustments to the Capital Accounts and Investment Accounts of, and distributions to, the Limited Partners to effect such adjustment); provided however that no such adjustment and no distribution pursuant to Section 4.11(c) may be made if, after giving effect to any such proposed adjustment or distribution and taking into account all prior adjustments and distributions made under this Section 4.03(a), Section 4.11(c) and any analogous provisions in the limited partnership agreement or equivalent governing documents of any Carried Interest Vehicle, such Sharing Percentage would be reduced by more than twenty percent (20%) of such Limited Partner’s Investment Percentage in respect of such Investment as of the date of such adjustment or distribution. The rights of the General Partner set forth in this Section 4.03(a) shall (i) be in addition to any right that the General Partner may have to reduce the Sharing Percentage of any Limited Partner pursuant to Section 4.01(b), Section 4.01(c), Section 4.03(b) or Section 4.04 hereof and (ii) apply to each of the Vested Portion and Unvested Portion of such Limited Partner’s Sharing Percentages pro rata, and the General Partner shall have the right to adjust the vesting schedule applicable to the related Vintage Shares to reflect any such reductions in the Unvested Portion of such Limited Partner’s Sharing Percentages. The General Partner shall maintain appropriate records with the books and records of the Partnership reflecting the number of Vested Shares and Unvested Shares that are held by each Limited Partner in respect of each Series at all times during the term of this Agreement.
(b)    Unless otherwise provided in the applicable Grant Agreement, if any Limited Partner’s Services are terminated for any reason other than for Cause, the General Partner shall have the right, in its sole discretion, (i) to redeem or reallocate for no consideration all or any Unvested Shares of such Limited Partner as of the relevant Termination Date or (ii) only with respect to any Limited Partner who ceased providing Services prior to the December 13, 2013, repurchase all or any portion of such Limited Partner’s Vested Shares in respect of an Investment at the Fair Market Value of such Interest, determined as of such Limited Partner’s Termination Date. If the General Partner makes the election referred to in this Section 4.03(b)(ii), the Partnership (or an existing Partner or other Person, as applicable) shall pay all amounts determined to be payable in respect of such Vested Portion in three (3) equal annual installments beginning on the date that is one-hundred and twenty (120) days following the Limited Partner’s Termination Date. Each Limited Partner hereby waives all rights it may have as a former Limited Partner with respect to any Vintage Shares redeemed, reallocated or repurchased pursuant to this Section 4.03(b), subject to receiving payment, if applicable, from the Partnership (or an existing Partner or any other Person, as applicable) for such Vintage Shares in accordance with this Section 4.03(b).
(c)    Unless otherwise provided in the applicable Grant Agreement, if any Limited Partner’s Services are terminated for Cause or such Limited Partner (including any Limited Partner that is a Terminated Partner) otherwise engages in conduct constituting Cause, the General Partner shall have the right, in its sole discretion, to (i) redeem or reallocate for no consideration all or any Vested Shares and/or Unvested Shares of such Limited Partner as of the relevant Termination Date and (ii) if such termination occurs as a result of, or such conduct is of the type described in, clause (i) or (ii)(c) of the definition of Cause, require the return of any Carried Interest Proceeds previously distributed to such Limited Partner in respect of such Investment.
(d)    In connection with any forfeiture, reduction, redemption or repurchase of any Vintage Shares (or the corresponding Sharing Percentage of such Vintage Shares) or any Profits Participation Interests of any Limited Partner in respect of an Investment in accordance with the terms of this Article IV or the terms of any Grant Agreement, as applicable, the General Partner shall have the right, in its sole discretion, to reissue or reallocate to any Limited Partner such Vintage Shares (and the corresponding Sharing Percentage) or Profits Participation Interests at any time and from time to time, so that the Limited Partners’ aggregate entitlement to Carried Interest Proceeds in respect of such Investment equals one hundred percent (100%). The General

Partner shall have the right to make adjustments to the Sharing Percentages, Percentage Interests, Capital Accounts and Investment Accounts of, and distributions to, the Partners as it deems necessary to reflect any reissuance or reallocation contemplated by this Section 4.03(d).
(e)    If the Limited Partners’ aggregate entitlement to Carried Interest Proceeds in respect of such Investment equals less than one hundred percent (100%) as of the time of a distribution in respect of such Investment pursuant to Section 4.11 hereof, unless otherwise determined by the General Partner in its sole discretion, any such unallocated portion of Carried Interest Proceeds shall be allocated to the General Partner or its Affiliates (as the General Partner may determine in its sole discretion).
(f)    Nothing in this Section 4.03 or in Section 4.02 shall limit in any way the right of the General Partner or the Partnership to seek any other remedy or enforce any other right, including the right to seek an injunction, that it may have against any Limited Partner pursuant to this Agreement or any other agreement or understanding.
(g)    If a Limited Partner’s Interest is forfeited, reduced, redeemed, repurchased or reallocated pursuant to the terms and conditions of this Agreement, such former Limited Partner shall continue to be subject to the obligations under the Guarantee executed pursuant to Section 3.07, to participate in GP Clawback Obligations as set forth in Section 3.08, to comply with the provisions set forth in Section 9.06, to be subject to the obligations under Section 4.03(c) and Section 4.04 hereof and such other terms and conditions of this Agreement as reasonably determined by the General Partner as if such former Limited Partner were a Limited Partner.
Section 4.04.    Forfeiture of Vintage Shares, Profits Participation Interests and Certain Distributions.
(a)Notwithstanding anything to the contrary except for Section 4.04(b), if while a Limited Partner provides Services or during the Restricted Period for such Limited Partner, such Limited Partner (i) associates (directly or indirectly) as an employee, officer or director (or pursuant to any other arrangement that enables such Limited Partner to provide services customarily performed by an employee, officer or director), with any Competitor or any Competitor’s Affiliates or (ii) solicits, induces, persuades or entices (by written, oral or any other means), any Portfolio Company or prospective Portfolio Company or any investor or prospective investor in any TPG Buyout Fund, any TPG Fund or any Affiliate of the foregoing whose identity became known to such Limited Partner in connection with such Limited Partner’s provision of Services, to transact business with another Person or to reduce or refrain from doing any business with the Partnership, any TPG Buyout Fund, any TPG Fund, any Portfolio Company or any Affiliate of any of the foregoing, in each case unless (A) such Limited Partner has advised the General Partner in writing in advance of such Limited Partner’s desire to undertake such activities and the specific nature of such activities and (B) the General Partner, in its sole discretion, has approved in writing such activities, subject to any reasonable conditions the General Partner may impose, including (x) the General Partner has received written assurances (that will be designed, among other things, to protect the goodwill, Confidential Information, investor and operating partner relationships and other important commercial interests of the Partnership, the TPG Buyout Funds, the TPG Funds, any Portfolio Company or any Affiliates of the foregoing) from the Competitor and the Limited Partner that are, in the General Partner’s sole discretion, applicable and adequate to protect the interests of the Partnership, the TPG Buyout Funds, the TPG Funds, the Portfolio Companies or any Affiliate of the foregoing and (y) the Limited Partner and the Competitor adhere to such assurances, then, unless otherwise determined by the General Partner in its sole discretion, such Limited Partner shall immediately forfeit (1) all rights to future distributions pursuant to this Agreement, (2) all Vintage Shares or Profits Participation Interests (as applicable and in each case, whether vested or unvested) and (3) any related Capital Account or Investment Account held by such Limited Partner effective as of the date of such activity. Subject to any policies of the Partnership and its Affiliates regarding pre-clearance of trades, a Limited Partner shall not be subject to this Section 4.04 solely as a result of such Limited Partner’s investment in stock or other securities of a Competitor or any of its Affiliates listed on a national securities exchange or actively traded in the over-the-counter market if the Limited Partner and, to the extent the Limited Partner is an individual, the members of the Limited Partner’s Immediate Family or any Associated Person of such Limited Partner do not, directly or indirectly, hold, in the aggregate, more than a total of five percent (5%) of all such shares of stock or other securities of such Competitor issued and outstanding.
(b)Notwithstanding anything herein to the contrary, Profits Participation Interests or rights to distributions of Carried Interest Proceeds pursuant to Section 4.11(c) shall only be subject to this Section 4.04 to the extent set forth in the Grant Agreement for such Profits Participation Interests or rights to distributions.
Section 9.06.    Restrictive Covenants. Except as otherwise provided in any Grant Agreement or any Side Agreement or as otherwise determined by the General Partner in its sole discretion, each Limited Partner shall be bound by the restrictive covenants set forth in this Section 9.06; provided that Section 9.06(a) shall only apply to Limited Partners (including existing Limited Partners prior to January 1, 2014) who were granted Interests on or after January 1, 2014.
(a)Non-Compete. Each Limited Partner agrees that the Partnership and its Affiliates would likely suffer significant harm from any Limited Partner’s competing with any of the Partnership and its Affiliates during the period such Limited Partner provides Services and for some period of time thereafter. Accordingly, each Limited Partner agrees that while such Limited Partner provides Services and during the Restricted Period for such Limited Partner, such Limited Partner will not (i) associate (directly or indirectly) as an employee, officer or director (or pursuant to any other arrangement that enables such Limited Partner to provide services customarily performed by an employee, officer or director), with any Competitor or any Competitor’s Affiliates or (ii) solicit, induce, persuade or entice (by written, oral or any other means), any Portfolio Company or prospective Portfolio Company or any investor or prospective investor in any TPG Buyout Fund, any TPG Fund or any Affiliate of any of the foregoing whose identity became known to such Limited Partner in connection with such Limited Partner’s provision of Services, to transact business with another Person or to reduce or refrain from doing any business with the Partnership, any TPG Buyout Fund, any TPG Fund, any Portfolio Company or any Affiliate of the foregoing, in each case unless (A) such Limited Partner has advised the General Partner in writing in advance of such Limited Partner’s desire to undertake such activities and the specific nature of such activities and (B) the General Partner, in its sole discretion, has approved in writing such activities, subject to any reasonable conditions the General Partner may impose, including (1) the General Partner has received written assurances (that will be designed, among other things, to protect the goodwill, Confidential Information, investor and operating partner relationships and other important commercial interests of the Partnership, the TPG Buyout Funds, the TPG Funds, any Portfolio Company and any Affiliates of the foregoing) from the Competitor and the Limited Partner that are, in the General Partner’s sole discretion, applicable and adequate to protect the interests of the Partnership, the TPG Buyout Funds, the TPG Funds, the Portfolio Companies or any Affiliate of the foregoing and (2) the Limited Partner and the Competitor adhere to such assurances. The restriction described in clause (i) of the prior sentence extends to the performance by the Limited Partner (directly or indirectly) of the same or similar activities the Limited Partner has performed for the Partnership and any of its Affiliates or such other activities that by their nature are likely to lead to the disclosure of Confidential Information. Subject to any policies of the Partnership and its Affiliates regarding pre-clearance of trades, a Limited Partner shall not be in violation of this

Section 9.06(a) solely as a result of such Limited Partner’s investment in stock or other securities of a Competitor or any of its Affiliates listed on a national securities exchange or actively traded in the over-the-counter market if the Limited Partner and, to the extent the Limited Partner is an individual, the members of the Limited Partner’s Immediate Family or any Associated Person of such Limited Partner do not (directly or indirectly) hold, in the aggregate, more than a total of five percent (5%) of all such shares of stock or other securities of such Competitor issued and outstanding. The Limited Partner acknowledges and agrees that engaging in the activities restricted by this Section 9.06(a) would result in the inevitable disclosure or use of Confidential Information for the Competitor’s benefit or to the detriment of any of the Partnership or its Affiliates.
(b)Confidentiality. Each Limited Partner agrees that it shall not at any time directly or indirectly disclose, without the prior written consent of the General Partner, any information (whether oral or written) with respect to, or any matter relating to, the Partnership, the TPG Buyout Funds, any TPG Fund, any Portfolio Company or any Affiliate of any of the foregoing, including trade secrets, proprietary information, and any and all reports, data, interpretations, forecasts, records, analyses, compilations, studies or other documents (including, for the avoidance of doubt, the Track Record) prepared by or provided to such Limited Partner in connection with such Limited Partner’s provision of Services or in connection with any existing or contemplated transaction or investment related activities of any TPG Buyout Fund, any TPG Fund, any Portfolio Company or any Affiliate of any of the foregoing (whether or not such information was prepared by or provided to such Limited Partner in its capacity as a Limited Partner or in connection with such Limited Partner’s provision of Services) (the “Confidential Information”); provided that a Limited Partner may disclose any such Confidential Information to the extent (i) it has become generally available to the public through no breach by the Limited Partner, (ii) it may be required or appropriate in any report, statement or testimony submitted to any municipal, state or national (including foreign) regulatory body having or claiming to have jurisdiction over such Limited Partner, (iii) it may be required or appropriate in response to any summons or subpoena or, in connection with any litigation or (iv) it may be required in order to comply with any law, order, regulation or ruling applicable to such Limited Partner; and provided further that, in each case of potential disclosure under clauses (ii) through (iv), each Limited Partner agrees to provide the General Partner with prompt written notice of such potential disclosure so that it may seek an appropriate protective order or other appropriate remedy. Notwithstanding anything herein to the contrary, nothing in this Agreement shall (x) prohibit any Limited Partner from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934, as amended, or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of state or federal law or regulation, (y) prohibit the Limited Partner from making similar reports under the laws or regulations of any foreign jurisdiction or (z) require such Limited Partner to comply with the notification requirement in the preceding sentence with respect to any reporting described in clauses (x) or (y). In making any such report, however, such Limited Partner is not authorized to disclose communications with counsel that were made for the purpose of receiving legal advice, that contain legal advice or that are protected by the attorney work product or similar privilege. Furthermore, no Limited Partner shall be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law or (2) in a complaint or other document filed under seal in a lawsuit or proceeding.  Notwithstanding this immunity from liability, each Limited Partner acknowledges that he may be held liable if he unlawfully accesses trade secrets by unauthorized means. The confidentiality provisions of this Agreement shall survive as to any Partner withdrawing or otherwise removed from the Partnership.

(c)Non-Solicitation. While a Limited Partner provides Services and during the Non-Solicitation Period for such Limited Partner, such Limited Partner agrees not to (whether on such Limited Partner’s own behalf or on behalf of any other Person, whether directly or indirectly and whether or not for compensation) Solicit for Employment, hire or engage (or endeavor to Solicit for Employment, hire or engage) any Person who is or was (as applicable) an employee or consultant of TPG Global, the Partnership, any TPG Buyout Fund, any TPG Fund, any Portfolio Company or any Affiliate of any of the foregoing at the time of such Solicitation for Employment, hiring or engagement or at any time during the six (6) months immediately prior to such Solicitation for Employment, hiring or engagement.
(d)Non-Disparagement. No Limited Partner shall at any time make negative, derogatory or disparaging comments regarding TPG Global, the Partnership, any TPG Fund, any TPG Buyout Fund, any Portfolio Company or any Affiliate of any of the foregoing or any of their respective businesses, current or former equity holders, directors, officers, employees, agents, clients, investors or any other Person affiliated with TPG Global, whether individually or in their official capacities. No Limited Partner shall engage in any conduct or communications with the intent or that has the effect of disparaging TPG Global, the Partnership, any TPG Fund, any TPG Buyout Fund, any Portfolio Company, any Affiliate of any of the foregoing or any of their respective businesses, current or former equity holders, directors, officers, employees, agents, clients, investors or any other Person affiliated with TPG Global, whether individually or in their official capacities.
(e)Work Product is Property of TPG Global. In consideration of the promises and undertakings of the Partnership in this Agreement, each Limited Partner agrees that all Work Product shall be the sole and exclusive property of TPG Global and its applicable Affiliates, and is hereby irrevocably assigned to TPG Global or its designee, regardless of whether (i) such Work Product was conceived, made, developed or worked on during regular hours of such Limited Partner’s provision of Services or during time away from any such provision of Services, (ii) the Work Product was made at the suggestion of TPG Global or its Affiliates, or (iii) the Work Product was reduced to drawing, written description, documentation, models or other tangible form. Without limiting the foregoing, each Limited Partner acknowledges that all original works of authorship that are made by such Limited Partner, solely or jointly with others, within the scope of such Limited Partner’s Services, if any, and that are protectable by copyright law are “works made for hire,” as that term is defined in the U.S. Copyright Act (17 U.S.C., Section 101), and are therefore owned by TPG Global, from the time of creation. Each Limited Partner agrees to, and does hereby, transfer, and set over, to TPG Global or its designee, all of its rights, title and interests throughout the world in and to all Work Product, without the necessity of any further compensation, and agrees that TPG Global is entitled to obtain and hold in its own name all patents, copyrights and other rights in respect of all Work Product. Each Limited Partner agrees to (i) cooperate with TPG Global, both while a Limited Partner and thereafter, in obtaining patents or copyrights or other intellectual property protection for all Work Product; (ii) execute, acknowledge, seal and deliver all documents tendered by TPG Global to evidence its ownership thereof throughout the world; and (iii) cooperate with TPG Global in obtaining, defending and enforcing its rights therein. Each Limited Partner represents that there are no other contracts to assign inventions or other intellectual property that are now in existence between such Limited Partner and any other Person (other than TPG Global). Nothing set forth herein shall limit in any way the rights of the Partnership or TPG Global or its designee to the Track Record of the TPG Buyout Funds or the TPG Funds. Each Limited Partner agrees that any information regarding the track record of investment transactions with respect to each of the TPG Buyout Funds, the TPG Funds, any Portfolio Companies and any Affiliates of any of the foregoing during the time such Limited Partner is performing Services (such information, the “Track Record”) is proprietary to the TPG Buyout Funds, the TPG Funds, the Portfolio Companies and the Affiliates of any of the foregoing, as applicable, and such Limited Partner may not use or disclose any such Track

Record information at any time without the prior written consent of the General Partner. “Work Product” shall include all ideas, works of authorship, inventions, business methods and other creations, whether or not patentable, copyrightable or subject to other intellectual property protection, that are made, conceived, developed or worked on in whole or in part by the Limited Partner, whether alone or with others that relate in any manner whatsoever to the business, existing or anticipated, of TPG Global, the TPG Buyout Funds, the TPG Funds, the Portfolio Companies, any of their respective Affiliates, or any other business or research or development effort in which TPG Global, the TPG Buyout Funds, the TPG Funds, the Portfolio Companies or any of their Affiliates engages. Work Product includes any material previously conceived, made, developed or worked on prior to the date of such Limited Partner’s admission to the Partnership, including, for the avoidance of doubt, any material previously conceived, made, developed or worked on while the Limited Partner provided Services prior to the date of such Limited Partner’s admission to the Partnership.
(f)Scope. Each Limited Partner acknowledges that it has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon it pursuant to this Section 9.06. Each Limited Partner agrees that said restraints are necessary for the reasonable and proper protection of TPG Global and its Affiliates, and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area.
(g)Limitations. If the provisions of this Section 9.06 are ever deemed by a court to exceed the limitations permitted by applicable law, the Limited Partner and the General Partner agree that such provisions shall be, and are, automatically reformed to the maximum limitations permitted by such law. The provisions of this Agreement are severable, and no breach of any provision of this Agreement, or any other claimed breach of contract or violation of law, shall operate to excuse a Limited Partner’s obligation to fulfill the requirements of this Section 9.06.
(h)Injunctive Relief. It is impossible to measure in money the damages that will accrue to the Partnership in the event that a Limited Partner breaches any of the covenants provided in this Section 9.06. If a Limited Partner breaches any such covenant, the General Partner shall be entitled to an injunction restraining such Limited Partner from violating such covenant (without posting any bond). If the General Partner shall institute any action or proceeding to enforce any such covenant, such Limited Partner hereby waives the claim or defense that the General Partner has an adequate remedy at law and agrees not to assert in any such action or proceeding the claim or defense that the General Partner has an adequate remedy at law. The foregoing shall not prejudice the General Partner’s right to require such Limited Partner to account for and pay over to the General Partner, and such Limited Partner hereby agrees to account for and pay over to the General Partner, the compensation, profits, monies, accruals or other benefits derived or received by such Limited Partner as a result of any transaction constituting a breach of any of the covenants provided in this Section 9.06.
(i)Attorneys’ Fees. If a Limited Partner breaches any of the covenants provided in this Section 9.06, the Partnership shall be entitled to recover from such Limited Partner all expenses, including attorneys’ fees, incurred by the Partnership or the General Partner and its Affiliates in enforcing such covenants.
Section 9.12.    Offset. The General Partner shall have the right to reduce any amounts due to any Limited Partner from the Partnership, the General Partner or any of their respective Affiliates (including RemainCo) by the amount of any obligation of such Limited Partner, any partner thereof or any of their respective Affiliates to pay amounts due to the Partnership, the General Partner or any of their respective Affiliates (including RemainCo).